Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors and Stockholders of

Hard Rock Hotel, Inc.

Las Vegas, Nevada

We consent to the use in this Registration Statement of Hard Rock Hotel, Inc. on Amendment No. 1 to Form S-4 of our report dated February 21, 2003, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

November 24, 2003